EXHIBIT 99.1

JoS. A. Bank Clothiers Provides Fiscal Year 2013 Second Quarter Earnings Update

HAMPSTEAD, Md., Aug. 15, 2013 (GLOBE NEWSWIRE) -- JoS. A. Bank Clothiers, Inc. (Nasdaq:JOSB) announces that earnings for the second quarter of fiscal year 2013 are expected to be approximately $0.49 to $0.53 per diluted share, compared with $0.83 per diluted share in the second quarter of 2012. Actual results will depend on, among other things, adjustments that may arise from the normal quarter-end processing. The second quarter of fiscal year 2013 ended August 3, 2013; the second quarter of fiscal year 2012 ended July 28, 2012.

Commenting on the earnings update, R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. stated: "While our total Sales declined in the second quarter of fiscal 2013, we achieved stability in our gross profit margin rate. Specifically, our gross profit margin rate increased in both the fiscal months of June and July and the overall rate for the second quarter is expected to increase slightly from last year. Customers did not respond as well to some of our highly promotional, high sales volume marketing campaigns as they did in the prior year and total sales declined approximately 11% in the quarter, primarily during these promotional peaks. Day to day sales on the non-promotional portion of our business in stores increased during the quarter. As we implemented new marketing strategies, we were conservative with our marketing expenditures which enabled us to improve our marketing efficiency during the quarter."

"We are highly focused on improving our sales trend, and further improving both our gross profit margin rate and our marketing efficiency over the remainder of fiscal year 2013, with the overall goal of returning to previous years' levels. We will continue to modify and implement new marketing events and the related media placement to maintain efficiency and to drive sales. We will begin to annualize our declining sales and gross margin trends during the third quarter and for all of the fourth quarter, which means our opportunity for improvement is significant during those periods," continued Mr. Black.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 612 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Maryland, and its common stock is listed on the NASDAQ Global Select Market under the symbol "JOSB."

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity, and financial condition. Such factors include risks associated with the economy, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including, but not limited to, those described under "Risk Factors" in our Annual Report on Form 10-K for the year ended February 2, 2013 and our Quarterly Report on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Maryland
         David E. Ullman
         Executive Vice President/Chief Financial Officer
         410-239-5715

         or Investor Relations Information Request Website
         (http://phx.corporate-ir.net/phoenix.zhtml?
         c=113815&p=irol-IRHome)

         or Investor Relations Voicemail, 410-239-5900

         E-commerce Address for JoS. A. Bank Clothiers, Inc.:
         www.josbank.com